Exhibit 10.1

HEALTHY CHOICE WELLNESS CORP
2024 EQUITY INCENTIVE PLAN

HEALTHY CHOICE WELLNESS CORP., a corporation existing under the laws of the State of Delaware, together with any successor thereto (the “Company”), hereby establishes and adopts the following 2024 Equity Incentive Plan (the “Plan”). Certain capitalized terms used in the Plan are defined in Article 2.

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as non-employee directors, employees, consultants and/or independent contractors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

Article 1
PURPOSE OF THE PLAN

1.1 Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as non-employee directors, employees, consultants and/or independent contractors of the Company and its Affiliates who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

Article 2
DEFINITIONS

2.1 “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.3 “Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.4 “Board” shall mean the board of directors of the Company.

2.5 “Change of Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(i), Section 2.5(iii), Section 2.5(iv) or Section 2.5(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “Change of Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change of Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

The determination as to the occurrence of a Change of Control shall be based on objective facts and, to the extent applicable, in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7 “Committee” shall mean the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board).

2.8 “Company” has the meaning set forth in the introductory paragraph of the Plan.

2.9 “Company Voting Securities” has the meaning set forth in Section 2.5(b)(ii).

2.10 “Continuing Corporation” has the meaning set forth in Section 2.5(b)(ii).

2.11 “Director” shall mean a non-employee member (including any prospective non-employee member) of the Board or a non-employee member (including any prospective non-employee member) of the board of directors of a Subsidiary or Affiliate.

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2.12 “Director Award Limitations” shall have the meaning set forth in Section 4.3.

2.13 “Distribution” shall mean the distribution by Healthier Choices Management Corp, a Delaware corporation, to its stockholders of all Shares.

2.14 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.15 “Effective Date” shall have the meaning set forth in Section 13.11.

2.16 “Employee” shall mean any employee (including any prospective employee) of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant or independent contractor (or prospective consultant or independent contractor) who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported) or, if the Company is not then listed on the New York Stock Exchange, the per Share closing price of the Shares as reported on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)) on which the Shares are traded. If the Company is not listed on an established securities market (within the meaning of Treasury Regulations Section 1.897-1(m)), the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. Notwithstanding the foregoing, the Fair Market Value of Shares shall, in all events, be determined in accordance with Code Section 409A.

2.19 “Incumbent Directors” shall have the meaning set forth in Section 2.5(b)(i).

2.20 “ISO Limitation” shall have the meaning set forth in Section 3.1(e).

2.21 “Limitations” shall mean, collectively, (i) the Plan Share Limitation, (ii) the Director Award Limitations, and (iii) the ISO Limitation.

2.22 “Limited Post-Distribution Period” shall mean the period commencing on the Effective Date and ending on the date of the first annual meeting of stockholders of the Company following the Distribution.

2.23 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.24 “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

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2.25 “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.26 “Payee” shall have the meaning set forth in Section 13.1.

2.27 “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

2.28 “Performance Share” means an Award made under Section 9.1(a), the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.29 “Performance Unit” means an Award made under Section 9.1(b), the payment of which is contingent upon achieving certain performance goals established by the Committee.

2.30 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.31 “Plan Share Limitation” shall have the meaning set forth in Section 3.1.

2.32 “Plan” means this Healthy Choice Wellness Corp. 2024 Equity Incentive Plan.

2.33 “Reorganization” shall have the meaning set forth in Section 2.5(b)(ii).

2.34 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.35 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.36 “Restricted Period” shall have the meaning set forth in Section 7.1.

2.37 “Sale” shall have the meaning set forth in Section 2.5(b)(ii).

2.38 “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.39 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.40 “Subsidiary” shall mean any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock or similar equity interests.

2.41 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

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2.42 “Treasury Regulations” shall mean the federal income tax regulations promulgated under the Code.

Article 3
SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 1,400,000 of the common stock of the Company outstanding as of the Effective Date shall initially be authorized for grant under the Plan (the “Plan Share Limitation”). The Plan Share Limitation shall be subject to an annual increase on the first day of each year beginning in 2025 and ending in 2032, to lesser of (A) a number of shares equal to 12.5% percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such number of Shares as determined by the Board or the Compensation and Compensation Committee of the Board.

(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan. Awards that are required to be settled in cash will not reduce the Plan Share Limitation.

(c) If Shares issued upon vesting or settlement of an Award other than an Option or Stock Appreciation Right, or Shares owned by a Participant, are surrendered or tendered to the Company in payment of any taxes required to be withheld in respect of such Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the ISO Limitation and, for the avoidance of doubt, no Shares that are surrendered or tendered to the Company in payment of the exercise price of an Option or any taxes required to withheld in respect of an Option or Stock Appreciation Right shall again become available to be delivered pursuant to Awards granted under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or employees, other service providers or non-employee directors of any Affiliate prior to such acquisition or combination.

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(e) Subject to adjustment in accordance with Section 12.2, no more than the number of shares included in the Plan Share Limitation may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limitation”)

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

Article 4
ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

4.2 Administration. (a) The Plan shall be administered by the Committee. The Board may remove from, add members to, or fill vacancies on, the Committee.

(b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including when and under what circumstances Awards shall vest, become exercisable or be paid or settled, subject to Section 4.4) and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) subject to Sections 8.1 and 9.1, determine whether any Award will have Dividend Equivalents; (xii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xiii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

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(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a member of the Committee shall require the prior approval of the Board if the Award is not comparable and consistent with Awards to Directors who are not members of the Committee. The full Board may, in its sole discretion, at any time and from time to time, grant Awards to any Director or administer the Plan with respect to such Awards. In any such case, the Board shall have all the power and authority granted to the Committee herein.

(d) The Committee may delegate to a committee of one or more non-employee directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Employees who are not Directors or officers of the Company. Such delegation shall be subject to the requirements applicable law, including Rule 16b-3 of the Exchange Act, and the rules of the New York Stock Exchange.

4.3 Director Award Limitations. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year (excluding Awards made at the election of the Director in lieu of all or a portion of annual and committee cash retainers and all cash awards) shall not exceed $500,000 (the “Director Award Limitations”).

4.4 Minimum Vesting Schedule. Except for Awards subject to vesting in whole or part based on performance criteria or awards granted to Directors, the Award Agreement for each Award shall provide for full vesting no earlier than 12 months after the applicable grant date, or, solely in the case of Awards granted during the Limited Post-Distribution Period, such period as determined by the Committee in its sole discretion, subject to any accelerated vesting and/or exercisability, as applicable, determined by the Committee in such Award Agreement, the Plan or any other applicable arrangement to apply upon the occurrence of a specified event.

Article 5
OPTIONS

5.1 Grant of Options. Subject to the Limitations, Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. The provisions of Options need not be the same with respect to each recipient.

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5.2 Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by a written or electronic Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 5 may hold more than one Option granted pursuant to the Plan at the same time. The Committee may provide in the Award Agreement relating to an Option that such Option will be automatically exercised, without further action required by the holder, on the last day of such Option’s exercise period if, on such day, the Fair Market Value of the Shares to be acquired pursuant to an exercise of such Option exceeds the aggregate option price payable to exercise such Option.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to lower the option price per Share of an Option after it is granted.

5.4 Option Period. The term of each Option shall be fixed by the Committee in the Award Agreement in its sole discretion; provided that, subject to Section 5.7, no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

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5.6 Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. In addition, and notwithstanding any provision of the Plan to the contrary, a Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the option price is at least 110% of the Fair Market Value of the Shares on the date of such grant and the Option is not exercisable after the expiration of five years from the date of such grant.

Article 6
STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. Subject to the Limitations, the Committee may provide Stock Appreciation Rights either alone or in addition to other Awards granted under the Plan.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the base price of the right on the date of grant, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. The Committee may provide in the Award Agreement relating to a Stock Appreciation Right that such Stock Appreciation Right will be automatically exercised, without further action required by the holder, on the last day of such Stock Appreciation Right’s exercise period if, on such day, the Fair Market Value of the Shares to which such Stock Appreciation Right relates exceeds the aggregate base price of such rights on their date of grant.

(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise and the base price of any Stock Appreciation Right, as it shall deem appropriate. Notwithstanding the foregoing provisions of this Section 6.2(d), but subject to Section 12.2, a Stock Appreciation Right shall not have (i) a base price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, other than pursuant to Section 12.2, the Committee shall not be permitted to (A) reduce the base price of any Stock Appreciation Right after it is granted.

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(e) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

Article 7
RESTRICTED STOCK AWARDS

7.1 Grants. Subject to the Limitations, Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restriction Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written or electronic Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock. Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, except as set forth in this Section 7.3, the right to vote such Shares and the right to receive distributions made with respect to such Shares. Subject to compliance with Code Section 409A, the Committee may require that any dividends otherwise payable with respect to a Restricted Stock Award shall not be paid currently but shall be accumulated until the applicable Restricted Stock Award has vested. Furthermore, notwithstanding any provisions of the Plan to the contrary, in the case of Restricted Stock Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any cash dividends with respect to such Restricted Stock Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied. In any event, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

7.4 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

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Article 8
OTHER STOCK UNIT AWARDS

8.1 Stock and Administration. Subject to the Limitations, other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Subject to compliance with Code Section 409A, the Committee may require that any Dividend Equivalents otherwise payable with respect to an Other Stock Unit Award shall not be paid currently but shall be accumulated until the applicable Other Stock Unit Award has vested. Furthermore, notwithstanding any provision of the Plan to the contrary, in the case of Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Other Stock Unit Awards unless, until and except to the extent that the applicable performance goals are achieved or are otherwise deemed to be satisfied.

8.2 Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

Article 9
PERFORMANCE AWARDS

9.1 Types of Performance Awards. A Performance Award is an award to an eligible Employee or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards will be made pursuant to an Award Agreement that cites Article 9 of the Plan.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.

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(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the performance factors that are established by the Committee for the relevant Performance Period.

9.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to a Performance Award, (c) the performance factors and Performance Period that will determine the time and extent to which each award of Performance Award will be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing performance factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; (ii) determine the performance factors to be used; and (iii) determine the number of Shares deemed subject to the award of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

Article 10
CASH AWARDS

10.1 Cash Awards. The Committee may grant cash awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash awards shall be evidenced in such form as the Committee may determine.

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Article 11
CHANGE OF CONTROL PROVISIONS

11.1 Assumption Upon Change of Control. Unless otherwise provided in the Award Agreement evidencing the applicable Award, in the event of a Change of Control, if the successor company assumes or substitutes for an outstanding Award (or in which the Company is the ultimate parent corporation and continues the Award), then such Award shall be continued in accordance with its applicable terms and shall not be accelerated as described in Section 11.2. For the purposes of this Section 11.1, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Section 11.2. Notwithstanding the foregoing, no Award shall be assumed or substituted pursuant to this Section 11.1 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

11.2 Acceleration Upon Change of Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change of Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change of Control:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change of Control and, to the extent not exercised prior to that Change of Control, cancel that Option or Stock Appreciation Right upon closing of the Change of Control;

(iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv) cancel any Award in exchange for a substitute award;

(v) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change of Control;

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(vi) cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value on the date of the Change of Control and the exercise price of that Option or the base price of the Stock Appreciation Right; provided, that if the Fair Market Value on the date of the Change of Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii) take such other action as the Committee determines to be appropriate under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change of Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change of Control.

Notwithstanding any provision of this Section 11.2, in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 11.2 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

Article 12
GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NYSE American exchange or any rule or regulation of any stock exchange or quotation system on which Shares are listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares or the ISO Limitation that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(d), (e) increase the maximum permissible term of any Option or Stock Appreciation Right specified by Section 5.4 or Section 6.2(d), as applicable, (f) amend any provision of Section 10.4 or (g) amend the penultimate sentence of Section 12.3. In addition, no amendments to, or termination of, the Plan shall materially impair the rights of a Participant under any Award previously granted without such Participant’s consent, provided, however, that the Board may amend, modify or terminate the Plan without the consent of such Participant if it deems such action necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules, provided such action affects the rights of all similarly situated Participants.

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12.2 Adjustments. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction (including any Change of Control) or event such as a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, including each of the Plan Share Limitation, and the ISO Limitation, and, in the aggregate or to any one Participant, in the number, class, kind and option or base price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, no Award shall be adjusted, substituted or otherwise modified pursuant to this Section 12.2 if such action would cause an Award not otherwise “deferred compensation” within the meaning of Code Section 409A to become or create “deferred compensation” within the meaning of Code Section 409A.

12.3 Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award other than an incentive stock option with the consent of the Committee (each transferee thereof, a “Permitted Assignee”) to the Participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse, domestic partner and/or children or in which the Participant is a beneficiary or partner); provided that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, in no event shall any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12.3.

12.4 Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final, conclusive, and binding upon all parties.

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12.5 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award. For the avoidance of doubt, consistent with Sections 8.1 and 9.1, in the case of any Other Stock Unit Awards that are subject to vesting based on the achievement of performance goals or any Performance Awards, a Participant shall not be entitled to receive payment for any Dividend Equivalents with respect to such Awards unless, until and except to the extent that the performance goals applicable to such Awards are achieved or are otherwise deemed to be satisfied. Such Dividend Equivalents shall not be granted if the terms of the grant of such Dividend Equivalents would either cause an amount to be considered “deferred compensation” within the meaning of Code Section 409A that would otherwise not be considered “deferred compensation” or cause an amount to be included in an Award recipient’s income under Code Section 409A.

Article 13
MISCELLANEOUS

13.1 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate or such other rate that will not cause adverse accounting consequences and is permitted under applicable Internal Revenue Service withholding rules) otherwise deliverable in connection with the Award.

13.2 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

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13.3 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.4 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.5 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.6 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.7 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.8 Construction. All references in the Plan to “Section”, “Sections”, or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”, and the word “or” shall not be deemed to be exclusive.

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13.9 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.10 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

13.11 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the Distribution (the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.12 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.13 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

13.14 Code Section 409A. All provisions of the Plan shall be interpreted in a manner consistent with Code Section 409A, and the regulations and other guidance promulgated thereunder. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state, or local tax law. Tax consequences will depend, in part, upon the application of relevant tax law, including Code Section 409A, to the relevant facts and circumstances. Participant should consult a competent and independent tax advisor regarding the tax consequences of the Plan.

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13.15 Clawback. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that an Award granted thereunder shall be cancelled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, (a) violates a non-competition, non-solicitation or non-disclosure covenant or agreement, (b) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion or (c) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to any Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the applicable Award or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time. The Committee may also provide in an Award Agreement that (i) a Participant will forfeit any gain realized on the vesting or exercise of such Award if the Participant engages in any activity referred to in the preceding sentence, or (ii) a Participant must repay the gain to the Company realized under a previously paid Performance Award if a financial restatement reduces the amount that would have been earned under such Performance Award.

13.16 Disqualifying Disposition. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an incentive stock option within two years from the date of grant of such incentive stock option or within one year after the issuance of Shares acquired upon exercise of such incentive stock options shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

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